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                                                                   EXHIBIT 10.10

                                 September 25, 2000

Richmont Opportunity Management Partners, L.P.
16251 Dallas Parkway
Addison, Texas 75001

Gentlemen:

     The undersigned is the holder of a warrant entitling the undersigned to purchase 11,111 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred"), of Catalog.com, Inc. (the "Company") on the terms and conditions set forth in the Preferred Stock Purchase Warrant, No. B-001, dated August 25, 1999 (the "Warrant"). This letter confirms the agreement between the Company and undersigned that the terms of the Warrant are hereby amended as follows:

1. The twelfth line of paragraph 2.1 is amended by adding the phrase "stock split," immediately after the word "such" and immediately before the word "reorganization."

2.   The following new paragraph 9 is added immediately after paragraph 8:

          9. Exercise Upon Completion of the Initial Public Offering by the Company. If at any time the Company shall effect a firm commitment underwritten public offering of shares of Company's common stock, $.01 par value (the "Common Stock") (i) in which the aggregate price paid for such shares by the public (prior to deduction of underwriting commissions and expenses) is at least $8,000,000 and (ii) which results in (a) the market equity capitalization of the Company being equal to, or in excess of, $35,000,000 and (b) the listing of the Company's Common Stock on a national securities exchange or on The Nasdaq National Market System, then effective upon the closing of the sale of such shares by the Company pursuant to such public offering (the "Closing Date"), this Warrant shall not be exercised for the purchase of shares of Series B Preferred, but may be exercised only for the purchase of shares of Common Stock. Upon the Closing Date, the number of shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof will be 11,111, and the purchase price of such Common Stock will be $9.00 per share of Common Stock, subject to the provisions of paragraph 2 of this Warrant as if paragraph 2 referred to Common Stock rather than Series B Preferred. Upon the Closing Date, the Company shall keep available a sufficient number of shares of Common Stock to satisfy the requirements of this Warrant.

     The Warrant is amended and modified only to the extent specifically amended and modified by this letter agreement, and none of the other terms, conditions or provisions of the Warrant are amended or modified by this Amendment, except as necessary to conform to the terms of paragraph 9 above. The Warrant, as amended and modified by this Amendment, shall remain in full force and effect.
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     Please sign and date this letter agreement in the space provided below to confirm the foregoing agreement and return a signed copy to us. This letter agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                              CATALOG.COM, INC.




                              By:  /s/ David D. Gaither
                                   _________________________________________
                                   David D. Gaither, Chief Financial Officer


AGREED AND ACCEPTED effective the 26/th/ day of September, 2000.

RICHMONT OPPORTUNITY               Preferred Stock Purchase Warrant, No. B-001
MANAGEMENT PARTNERS, L.P.          dated August 25, 1999



By: RICHMONT INVESTMENT
    MANAGEMENT, L.L.C.,
    its General Partner


By: /s/ J. BRETT ROBERTSON
    ___________________________

    Name:  J. Brett Robertson
          ______________________

    Title:  President
           _____________________


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